UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2022

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SPLK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2022, Splunk Inc. (the “Company”) entered into an agreement (the “Agreement”) with Hellman & Friedman Advisors LLC (“H&F”).

Pursuant to the Agreement, H&F has agreed to certain confidentiality obligations with respect to confidential information that the Company provides to H&F or its representatives and agreed to use such confidential information solely for the purposes of evaluating its investment in the Company and enabling H&F to provide its perspectives and insights on the Company’s business, strategy and finances to the Company.

H&F has also agreed that, subject to certain exceptions, from the date of the Agreement until the earliest of (a) the date that is six months following the termination of the Agreement, (b) the effective date of a change in control and (c) six months after the date on which H&F and its affiliates no longer beneficially own any shares of common stock of the Company, neither H&F nor certain affiliates will, directly or indirectly, among other things:

(i)	make, or in any way participate in any “proxy contest” or other solicitation of proxies,
(ii)	join, influence or in any way participate in a “group” with respect to any securities of the Company,
(iii)	acquire any securities of the Company if, immediately after such acquisition, H&F and its affiliates would collectively own in the aggregate more than 9.9% of the then outstanding voting securities of the Company,
(iv)	sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding voting securities of the Company,
(v)	propose or seek to effect any change in control or any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction,
(vi)	call or seek to call any meeting of stockholders or consent solicitation, or
(vii)	take action to change the Board or management of the Company.

H&F has also agreed that, until the date that is six months following the termination of the Agreement, H&F and its affiliates will vote all shares of common stock of the Company beneficially owned by H&F or its affiliates in the same manner as recommended by the Company’s Board of Directors, except for any proposal regarding any change in control or any tender or exchange offer, merger or other business combination involving the Company or any proposal required by certain NASDAQ Listing Rules.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement, dated as of September 7, 2022, by and between Splunk Inc. and Hellman & Friedman Advisors LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK, INC.

Date: September 9, 2022	By:	/s/ Jason Child
Jason Child
Senior Vice President and Chief Financial Officer